UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2011

NCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173514; 333-165975; 333-158745; 333-150885	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

The information set forth in Item 8.01 below is incorporated by reference into this Item 7.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01                                             Other Events

On July 7, 2011, One Equity Partners (“OEP”), a majority shareholder of NCO Group, Inc. (“NCO”), issued a press release in which OEP announced that OEP has entered into a definitive merger agreement under which an affiliate of OEP will acquire APAC Customer Services, Inc. (“APAC”), a provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries.  According to the press release, OEP’s acquisition of APAC is expected to close in the fourth quarter of 2011, subject to the satisfaction of customary closing conditions, including Hart-Scott-Rodino clearance and approval of APAC’s shareholders.  Such press release indicated that OEP will seek to combine APAC with NCO.

Item 9.01    Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2011	NCO GROUP, INC.

	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated July 7, 2011.